EXHIBIT 4(b)
September 24, 1997

                     Company Order and Officers' Certificate
                      Unsecured Medium Term Notes, Series A

Bankers Trust Company, as Trustee
Four Albany Street
New York, New York  10006

Attn:  Corporate Trust Division

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of September 1, 1997 (as it may be amended or supplemented, the "Indenture"), from Kentucky Power Company (the "Company") to Bankers Trust Company, as trustee (the "Trustee"), and the Board Resolutions dated August 25, 1997, a copy of which certified by the Secretary or an Assistant Secretary of the Company is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

            1. The Company's Unsecured Medium Term Notes, Series A (the "Notes") are hereby established and shall be subject to a Periodic Offering. The Notes shall be in substantially the form attached hereto as Exhibit 1.

            2. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

            (i) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $100,000,000, except as contemplated in Section 2.01(i) of the Indenture;

            (ii) the date or dates on which the principal of the Notes shall be payable shall be determined by an officer of the Company and communicated to the Trustee by Instructions or otherwise in accordance with procedures, acceptable to the Trustee, specified in a Company Order or Orders (both of such methods of determination being hereinafter referred to as "determined pursuant to Instructions); provided, however, that no Note shall have a term of less than nine months or more than 42 years;

            (iii) interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be April 1 and October 1, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the March 15 or September 15, as the case may be, next preceding such Interest Payment Date; provided however that if the Original Issue Date of a Note shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Original Issue Date and shall be paid to the Person in whose name this Note was registered on the Regular Record Date for such second Interest Payment Date; and provided further, that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

            (iv) the interest rate or rates, if any, at which the Notes, or any Tranche thereof, shall bear interest shall be determined pursuant to Instructions;

            (v) the  terms,  if  any,  regarding  the  redemption,  purchase  or
            repayment  of  such  series,   shall  be   determined   pursuant  to
            Instructions;

            (vi) (a) the Notes shall be issued in the form of a Global Note; (b) the Depositary for such Global Note shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto;

            (vii) the title of the Notes shall be "Unsecured Medium Term Notes, Series A";

            (viii) the form of the Notes shall be as set forth in Paragraph 1, above;

            (ix) the maximum interest rate of the Notes shall not exceed by 3.0% the yield to maturity at the date of pricing on United States Treasury Bonds of comparable maturity;

            (x) the Notes shall be subject to a Periodic Offering;

            (xi) not applicable;

            (xii) any other information necessary to complete the Notes shall be determined pursuant to Instructions;

            (xiii) not applicable;

            (xiv) not applicable;

            (xv) not applicable;

            (xvi) whether any Notes shall be issued as Discount Securities and the terms thereof shall be determined pursuant to Instructions;

            (xvii) not applicable;

            (xviii) not applicable; and

            (xix) any other terms of the Notes not inconsistent with the Indenture may be determined pursuant to Instructions.

      3. You are hereby requested to authenticate, from time to time after the date hereof and in the manner provided by the Indenture, such aggregate principal amount of the Notes not to exceed $100,000,000 as shall be set forth in Instructions (the "Instructions") in substantially the form attached hereto as Exhibit 2.

      4. You have been furnished with a supply of Notes prepared in compliance with the Indenture and the Board Resolutions referred to above. Before authenticating Notes in the aggregate principal amount specified in any of the Instructions, you are requested to complete such Notes as directed by such Instructions.

      5. You are hereby requested to hold the Notes authenticated pursuant to each of the Instructions in accordance with the Administrative Procedures attached as Exhibit A to the Selling Agency Agreement dated September 24, 1997, between the Company and each of the agents named therein.

      6. Concurrently with this Company Order, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you with respect to the issuance and sale of up to $50,000,000 principal amount of Notes and, prior to issuance thereof, a subsequent Opinion of Counsel will be delivered to you with respect to the issuance and sale of Notes in excess of $50,000,000.

      7. The undersigned Armando A. Pena and John M. Adams, Jr., the Treasurer and Assistant Secretary, respectively, of the Company do hereby certify that:

              (i) we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

             (ii) we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;


            (iii) we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

             (iv) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

              (v) on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

      Kindly acknowledge receipt of this Company Order and Officers' Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

Very truly yours,

KENTUCKY POWER COMPANY

By: /s/ A. A. Pena
      Treasurer


And: /s/ John M. Adams, Jr.
      Assistant Secretary


Acknowledged by Trustee:


By: /s/ Scott F. Thiel
    Assistant Vice President

                                                                       Exhibit 1


[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.


                             KENTUCKY POWER COMPANY
                      Unsecured Medium Term Note, Series A

CUSIP:                                    Original Issue Date:

Stated Maturity Date:                     Interest Rate:

Principal Amount:

Redeemable: Yes ____ No ____
In Whole:   Yes ____    No ____
In Part:    Yes ____    No ____

Initial Redemption Date:

Redemption Limitation Date:

Initial Redemption Price:

Reduction Percentage:

      KENTUCKY POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing (except as provided in the following sentence) with the Interest Payment Date next succeeding the Original Issue Date specified above, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided however that if the Original Issue Date of this Note shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Original Issue Date and shall be paid to the Person in whose name this Note was registered on the Regular Record Date for such second Interest Payment Date; and provided further, that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

      If any Interest Payment Date, any Redemption Date or the Stated Maturity Date is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity Date or any Redemption Date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register.

      This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1997 duly executed and delivered between the Company and Bankers Trust Company, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

      If so specified on the face hereof and subject to the terms of Article Three of the Indenture, this Note is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or, if specified, in part, at the election of the Company, at the applicable redemption price (as described below) plus any accrued but unpaid interest to the date of such redemption. Unless otherwise specified on the face hereof, such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Note to be redeemed.

      Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem any Note of this series and Tranche as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost the Company (similarly calculated) of this Note.

      This Note shall be redeemable to the extent set forth herein and in the Indenture upon not less than thirty, but not more than sixty, days previous notice by mail to the registered owner.

      The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and Tranche and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

      In the event of redemption of this Note in part only, a new Note or Notes of this series and Tranche, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series and Tranche are exchangeable for a like aggregate principal amount of Notes of this series and Tranche of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated ____________________


                                          KENTUCKY POWER COMPANY

                                          By:
Attest:

By:


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:_______________

BANKERS TRUST COMPANY



By:
      Authorized Signatory

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

---------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
----------------------------------------------------------------
ASSIGNEE) the within Note and all rights thereunder, hereby
----------------------------------------------------------------
irrevocably constituting and appointing such person attorney to
----------------------------------------------------------------
transfer such Note on the books of the Issuer, with full
----------------------------------------------------------------
power of substitution in the premises.



Dated:



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and
            NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").

                                                                       Exhibit 2


Instruction No.


                      Unsecured Medium Term Notes, Series A

                                  Instructions


To:  _____________________________, as Trustee

Trade or sale date:

Principal Amount:  $_____________________

Maturity Date:  ____________________________

Interest Rate:  ______%

Redemption Provisions:

      Redeemable:  Yes___   No___
                     In Whole:  Yes___   No___
                     In Part:  Yes___   No___
                     Initial Redemption Date:  ______________________
                     Redemption Limitation Date: ____________________
                        Initial Redemption Price: ______%
                         Reduction Percentage: _______%

Original Issue Date:  ____________________________
Public Offering Price:  ______%
Presenting Agent's Commission:  ______%

Net Proceeds to Company:  ______%

CUSIP No.:  ___________________

Account number of participant account maintained by DTC on behalf of Presenting Agent: ___________________________

Account number of participant account maintained by DTC on behalf of Trustee: ____________________________________

Each Presenting Agent's name and proportionate amount of Global Note:
------------------------------------------------------------------

------------------------------------------------------------------

Name in which the Note is to be registered (Registered Owner):  Cede & Co.


Address and taxpayer identification number of Registered Owner and address for payment:

            The Depository Trust Company
            55 Water Street
            New York, NY  10041
            #13-2555119


Discount Security:  Yes___   No___
Yield to Maturity:  ________%
Initial Accrual Period:  ________________________________________

Account of Company into which net proceeds are to be deposited:
--------------------------------------------------

Any Other Book-Entry Note represented by Global Security (to the extent known):


                                    KENTUCKY POWER COMPANY


                                    By:___________________________
                                     (President, Vice President, or
                                       Treasurer)